UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

Venture Financial Group, Inc. (Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1495 Wilmington Dr. PO Box 970 DuPont, Washington 98327 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 253-441-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.06          Material Impairments.

On Sunday, September 7, 2008, the U.S Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) in an unprecedented move announced that FHFA was placing Fannie Mae and Freddie Mac under conservatorship and would suspend dividends on Fannie Mae and Freddie Mac common and preferred stock.

At June 30, 2008, Venture Financial Group, Inc. owned preferred shares issued by Fannie Mae and Freddie Mac with a combined adjusted book value of approximately $42.3 million (with coupons ranging from 5.57% to 8.375%) . On September 8, 2008, the fair value of these securities had declined to approximately $3.9 million. Based on these developments, VFG expects to record a non-cash impairment charge to its income statement on these investments for the quarter ending September 30, 2008 of $38.4 million, on a pre-tax basis. As of June 30, 2008, $7.6 million of the impairment charge was already included in equity on a pre-tax basis. Management is currently evaluating its ability to fully utilize the deferred tax asset associated with this impairment charge. The Company, along with its advisors, is exploring other alternative strategies to increase capital.

The Company expects to make a final determination of impairment and tax consequences relating to these securities in connection with the preparation of its financial statements for the third quarter of 2008. Further, in the future, there is the possibility that these securities may increase in value should the financial condition of Freddie Mac and Fannie Mae stabilize, the government intervention end, and the companies resume the payment of dividends.

Statements in this report regarding future events, performance, or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Examples of forward-looking statements in this report include estimates of the amount of the Company's loss, its projected regulatory capital levels, and the ability to raise additional capital. Actual amounts could be different from those expressed or implied by the forward looking statements. Forward looking statements speak only as of the date made, and the company does not undertake any obligation to update such statements. A number of factors could cause results to differ significantly from current expectations, including, among others, changes in the market price of Freddie Mac preferred stock, additional announcements or developments with respect to Freddie Mac, and various risk factors identified in the company's Annual Report on Form 10-K for the year ended December 31, 2007, including under the heading "Forward Looking Statement Disclosure" and in Item I.A. Risk Factors, and the Company’s other filings with the SEC.

Item 9.01           Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable
(d)	Exhibits.
NONE

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	September 12, 2008	By:	/s/ Sandra L. Sager
Sandra L. Sager, Chief Financial Officer